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                                                                    EXHIBIT 99.1

[INPUT/OUTPUT, INC. LOGO]
INPUT/OUTPUT, INC.

NEWS RELEASE

For further information contact:
Brad Eastman
Vice President, Chief Administrative Officer, and Secretary
(281) 879-3605
================================================================================


                   INPUT/OUTPUT REPORTS FIRST QUARTER RESULTS

HOUSTON, Texas (April 24, 2003)...Input/Output, Inc. (NYSE: IO) today announced revenues for the first quarter ended March 31, 2003 of $41.2 million compared to revenues of $30.2 million for the same period a year ago. The increase in revenues was mostly attributable to an increase in land seismic equipment sales to non-western contractors. Land and marine revenues during the first quarter were $32.6 million and $8.6 million, respectively, compared to land revenue of $17.6 million and marine revenue of $12.6 million for the same period a year ago. The Company reported a net loss applicable to common shareholders of ($4.0) million, or $(0.08) per share, compared to a net loss applicable to common shareholders of ($6.0) million, or ($0.12) per share, for the first quarter last year.

          "In my first four weeks as Input/Output's Chief Executive Officer, I have been spending time with employees and customers and have been very encouraged by the acceptance of our new technology," says Robert Peebler. "In addition to delivering our first radio-based VectorSeis(R) System Four(TM) for land acquisition during the first quarter of this year, we are very pleased to announce that we have contracted our first sale of a cable-based VectorSeis land acquisition system this month, and delivery is expected by end of the second quarter. Our strategy remains three-fold. We will seek to (1) lower costs, increase flexibility, and decrease R&D/manufacturing cycle time via outsourcing,
(2) focus on accelerating adoption rate of VectorSeis technology in target markets, including exploring new potential business models to capture additional value, and (3) broaden the VectorSeis product and service offerings to include all phases of the oil field life cycle, including production via permanent downhole sensors."

         Peebler continues, "I remain very optimistic that our efforts to grow our business while continuing to cut costs and become more efficient will continue to progress throughout the year.


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We are seeing the beginning of market acceptance for our VectorSeis business line, and expect that trend to continue throughout the year. We also plan to expand our international business for all our products by increasing our global presence and sales effectiveness. I look forward to building the I/O team with a strong eye on the future, while becoming profitable in the short term."

Input/Output, Inc. is a major provider of seismic acquisition imaging technology for land, marine, transition zone exploration, production and reservoir monitoring. The Company specializes in technology that creates value for the energy industry in the areas of 2D, 3D, 4D and multi-component seismic data. Additional information on Input/Output, Inc. is available on the Internet at www.i-o.com or contact us at ir@i-o.com.

The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning the Company's revenue and earnings projections for 2003, any statement concerning future business fundamentals for the seismic industry, scheduled new product offerings and expected continued investment in new technology. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include a continuation in trends for energy industry demand for seismic services and products; the timing and development of the Company's products and services and market acceptance of the Company's new and revised product offerings; risks associated with competitors' product offerings and pricing pressures resulting therefrom; the Company's inability to produce products to preserve and increase market share; technological and marketplace changes affecting the Company's product line; risks associated with sales of products to customers outside the United States; future energy exploration industry conditions and future prices worldwide for oil and natural gas. Additional risk factors which could affect actual results are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission.

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                       INPUT/OUTPUT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                       THREE MONTHS ENDED
                                                           MARCH 31,
                                              -------------------------------------
                                                    2003                2002
                                              -----------------   -----------------
Net sales.................................... $       41,177      $       30,213
Cost of sales................................         32,416              23,252
                                              -----------------   -----------------
         Gross profit........................          8,761               6,961
                                              -----------------   -----------------
Operating expenses:
   Research and development..................          5,348               7,021
   Marketing and sales.......................          2,811               2,530
   General and administrative................          4,065               4,627
   Amortization of intangibles...............            304                 316
                                              -----------------   -----------------
          Total operating expenses...........         12,528              14,494
                                              -----------------   -----------------
Loss from operations.........................         (3,767)             (7,533)

Interest expense.............................         (1,345)                (35)
Interest income..............................            591                 491
Fair value adjustment of warrant obligation..            871                   -
Other income (expense).......................            249                (136)
                                              -----------------   -----------------
Loss before income taxes.....................         (3,401)             (7,213)
Income tax expense (benefit).................            588              (2,671)
                                              -----------------   -----------------
Net loss.....................................         (3,989)             (4,542)
Preferred dividend...........................              -               1,455
                                              -----------------   -----------------
Net loss applicable to common shares......... $       (3,989)     $       (5,997)
                                              =================   =================
Basic loss per common share.................. $        (0.08)     $        (0.12)
                                              =================   =================
Weighted average number of common
   shares outstanding........................     51,194,690          50,890,836
                                              =================   =================
Diluted loss per common share................ $        (0.08)     $        (0.12)
                                              =================   =================
Weighted average number of  diluted
   common shares outstanding.................     51,194,690          50,890,836
                                              =================   =================


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                         CALCULATION OF EBIT AND EBITDA
                               (NON-GAAP MEASURES)
                                 (IN THOUSANDS)
                                   (UNAUDITED)


EBITDA is a Non-GAAP measurement that is presented as an additional indicator of operating performance and is not a substitute for net income (loss) or earnings
(loss) per share calculated under generally accepted accounting principals
(GAAP). The calculation of EBITDA shown below is based upon amounts derived from the company's financial statements prepared in conformity with GAAP.


                                                       THREE MONTHS ENDED
                                                           MARCH 31,
                                              -------------------------------------
                                                    2003                2002
                                              -----------------   -----------------
Loss before income taxes.....................    $     (3,401)       $    (7,213)
Interest expense.............................           1,345                 35
Interest income..............................            (591)              (491)
Fair value adjustment of warrant obligation..            (871)                 -
                                              -----------------   -----------------
Earnings before net interest expense and
   taxes (EBIT)..............................          (3,518)            (7,669)
Total depreciation and amortization expense..           3,574              2,992
                                              -----------------   -----------------
Earnings before net interest expense,
   taxes, depreciation and amortization
   (EBITDA)..................................    $         56        $    (4,677)
                                              =================   =================